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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ocean Energy, Inc.:

We consent to the incorporation by reference in this registration statement to be filed on Form S-8 of Ocean Energy, Inc. of our report dated January 31, 2000, relating to the consolidated balance sheet of Ocean Energy, Inc. and subsidiaries as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, which report is included in the December 31, 1999 Annual Report on Form 10-K of the Company.


                                                  /s/ KPMG LLP
                                                  -----------------------------
                                                  KPMG LLP

Houston, Texas
November 10, 2000